Exhibit 99.2

EVERGREEN RESOURCES, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD [                    ], 2004

VOTING INSTRUCTIONS

You can vote your shares three ways.

VOTE BY
TELEPHONE *** INTERNET *** MAIL

Your vote is important. Please vote as soon as possible.

Telephone and Internet Voting Instructions
You can vote by telephone OR Internet-Available 24 hours a day 7 days a week.
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)

•	Call toll free [ ] in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•	Follow the simple instructions provided by the recorded message.

To vote using the Internet

•	Go to the following web site: [ ]

•	Enter the information requested on your computer screen and follow the simple instructions.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Vote-by-Mail

Mark, sign and date the proxy card on the reverse side. Return the proxy card in the enclosed self-addressed green envelope. Votes by mail must be received by [                    ].

Proxies submitted by telephone or the Internet must be received by [                    ], Central Time, on [                    ], 2004.

THANK YOU FOR VOTING.

A.	Proposals

The Board of Directors recommends a vote “FOR” the following proposals:

1.	To approve the Agreement and Plan of Merger, dated as of May 3, 2004, among Pioneer Natural Resources Company, BC Merger Sub, Inc. and Evergreen Resources, Inc.

For	Against	Abstain
☐	☐	☐

2.	To approve an adjournment of the meeting, if necessary, to solicit additional proxies in favor of proposal number 1 above.

For	Against	Abstain
☐	☐	☐

B.	Authorized Signatures-Sign Here-This section must be completed for your instructions to be executed.

NOTE: Signature(s) should agree with the name(s) hereon. Executors, administrators, trustees, guardians and attorneys should indicate such status when signing. Attorneys should submit power of attorney.

Signature 1-Please keep signature within the box	Signature 2-Please keep signature within the box	Date (mm/dd/yyyy)

/ /

The undersigned hereby constitutes and appoints Mark S. Sexton and Kevin R. Collins, and each of them, the true and lawful attorneys and proxies of the undersigned, with full power of substitution and appointment, for and in the name, place and stead of the undersigned, to act for and vote all of the undersigned’s shares of no par value common stock of Evergreen Resources, Inc., a Colorado corporation (the “Company”), at the Special Meeting of Shareholders to be held at The Pinnacle Club, 555 17th Street, 38th floor, Denver, Colorado 80202, at [      ] a.m., Mountain Time, on [      ], 2004, and any and all adjournments thereof (the “Meeting”), for the purposes of considering and acting upon the matters described above.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS LISTED ABOVE AND IN THE DISCRETION OF THE PROXY HOLDERS NAMED HEREIN WITH RESPECT TO OTHER MATTERS THAT PROPERLY COME BEFORE THE MEETING.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE SHAREHOLDER’S SPECIFICATION HEREIN. THIS PROXY CONFERS DISCRETIONARY AUTHORITY WITH RESPECT TO MATTERS INCIDENT TO THE CONDUCT OF THE MEETING.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED SELF-ADDRESSED GREEN ENVELOPE TO COMPUTERSHARE TRUST COMPANY, P.O. BOX 1596, DENVER, CO 80201. THE GRANTING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.